Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Kansas City Southern de México, S. de R.L. de C.V. (the “Company”) on Form 10-K for the year ended December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, José Guillermo Zozaya Delano, President and Executive Representative, and Patrick J. Ottensmeyer, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/  José Guillermo Zozaya Delano

José Guillermo Zozaya Delano
President and Executive Representative
February 26, 2007

/s/  Patrick J. Ottensmeyer

Patrick J. Ottensmeyer
Chief Financial Officer
February 26, 2007

A signed original of this written statement required by Section 906 has been provided to Kansas City Southern de México, S. de R.L. de C.V. and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.